KEY ENERGY GROUP, INC.

                         Supplement Dated March 12, 1996
                                       to
                Proxy Statement - Prospectus Dated March 11, 1996



         The table on page 110 of the Proxy Statement - Prospectus showing ownership of the Key Common Stock and Warrants by the Selling Securityholders is revised to read as follows:



                              Key Common            Key Common                                          Number of
                              Stock to be           Stock to be           Number of Warrants          Warrants to be
Name of                     Owned Prior to          Owned After          to be Owned Prior to          Owned After
Securityholder              Re-Offering(1)        Re-Offering(2)             Re-Offering              Re-Offering(2)

Belmont Capital                2,310,102                -0-                    351,438                     -0-
Partners II, L.P.
Belmont Fund,                   330,012                 -0-                     50,205                     -0-
L.P.
Fidelity Capital                446,381                 -0-                     67,908                     -0-
and Income Fund

----------------
(1) Does not include 469,551 shares of Key Common Stock issuable upon exercise of the Warrants.
(2) Assumes that the Selling Securityholders sell all of the Key Common Stock and Warrants and do not acquire additional Key Common Stock and Warrants.